Exhibit 99.1

Open Text Announces Share Repurchase Program

WATERLOO, ON—May 12th, 2006 — Open Text™ Corporation (NASDAQ:OTEX) (TSX:OTC), a leading provider of Enterprise Content Management (ECM) software, today announced that it has initiated a program to repurchase, from time to time over the next 12 months, if considered advisable, up to an aggregate of 2,444,104 Common Shares on the Nasdaq National Market, which represents 5% of the issued and outstanding shares. Open Text has filed a notice of its intention to commence an open market repurchase program with applicable Canadian Securities Regulators. Purchases are expected to occur on or after Friday May 19, 2006. As of May 1, 2006, Open Text had 48,882,090 issued and outstanding Common Shares. The Board of Directors of Open Text believes that the proposed open market purchases of its Common Shares are in the best interests of Open Text. All Common Shares purchased by Open Text pursuant to the program will be cancelled.

About Open Text

Open Text™ is a leading provider of Enterprise Content Management (ECM) solutions that bring together people, processes and information in global organizations. Today, the Company supports almost 20 million seats across 13,000 deployments in 114 countries and 12 languages worldwide. For more information on Open Text, go to: www.opentext.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 – Certain statements in this press release constitute forward-looking statements or forward-looking information within the meaning of applicable securities laws (“forward-looking statements”). Such forward-looking statements are not promises or guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Open Text, or developments in Open Text’s business or in its industry, to differ materially from the anticipated results, performance, achievements or developments expressed or implied by such forward-looking statements. Forward-looking statements include all disclosure regarding possible events, conditions or results of operations that are based on assumptions about future economic conditions, courses of action and other future events. Forward-looking statements also include any statement relating to future events, conditions or circumstances. Open Text cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements in this press release relate to, among other things, the timing or quantum of shares to be repurchased. The risks and uncertainties that may affect such forward-looking statements include, among others, changes in the market, fluctuations in the stock price, availability of cash, and other risks detailed from time to time in Open Text’s filings with the Securities and Exchange Commission and Canadian provincial securities regulators, including Open Text’s Annual Report on Form 10-K for the year ended June 30, 2005 and the Quarterly Report on Form 10-Q for the quarters ended September 30, 2005, December 31, 2005 and March 31, 2006. Forward-looking statements are based on management’s current plans, estimates, projections, beliefs and opinions, and the Company does not undertake any obligation to update forward-looking statements should assumptions related to these plans, estimates, projections, beliefs and opinions change.

For more information, please contact:

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com

Anne Marie Schwartz

Director, Investor Relations

Open Text Corporation

+1-617-378-3369

aschwart@opentext.com